CONFIDENTIAL

OMNIBUS SETTLEMENT AGREEMENT

This Omnibus Settlement Agreement (“Agreement”) is entered into as of August 26, 2015 (“Effective Date”), by and between Quest Solution, Inc. f/k/a Amerigo Energy, Inc., a Delaware corporation (“Company”), and Mr. Kurt Thomet, an individual (“Mr. Thomet”) (collectively the “Parties”). This Agreement is made as a compromise between the Parties for the complete and final settlement of all their claims, differences, and demands.

Preamble

WHEREAS, Mr. Thomet owns 900,000 shares of Company restricted common stock and serves as President of Company;

WHEREAS, Mr. Thomet has unexercised warrants to purchase Company restricted common stock under two (2) separate agreements, both titled “Warrant to Purchase Shares of Common Stock of Amerigo Energy, Inc.” and both dated January 9, 2014 (collectively, the “Stock Warrant Agreements”), in the amount of 1,600,000 and 4,000,000 shares respectively (the “Warrant Shares”);

WHEREAS, Mr. Thomet previously served as a consultant to Company, pursuant to the Consulting Agreement dated January 9, 2014 (“Consulting Agreement”), and is entitled to receive 1,500,000 shares of Company restricted common stock upon the attainment by the Company of certain financial benchmarks (the “Restricted Shares”);

WHEREAS, Mr. Thomet holds two (2) promissory notes - (i) Amended and Restated Secured Subordinated Promissory Note in the original amount of $5,643,758 (“Promissory Note #1”), and (ii) Amended and Restated Secured Subordinated Convertible Promissory Note in the original amount of $4,781,000 (“Promissory Note #2”), both dated November 21, 2014 (collectively the “Promissory Notes”);

WHEREAS, Mr. Thomet later became employed by the Company as its President, and the Parties have deemed it in the best interest of the Company for Mr. Thomet to resign as President and Mr. Thomet agrees to resign as President, effective immediately (“Mr. Thomet’s Resignation”);

WHEREAS, in exchange for Mr. Thomet’s Resignation, the Parties agree to provide for full satisfaction of the Promissory Notes with a partial payment thereon, assign the Licenses (defined below) to Mr. Thomet, terminate the Warrant Shares and the Restricted Shares and redeem Mr. Thomet’s shares of Company restricted common stock as set forth in this Agreement;

WHEREAS, Mr. Thomet agrees to execute all documents necessary to effectuate the Settlement;

WHEREAS, to accommodate a separation of the Parties’ business interests, the Parties have agreed to the Settlement set forth in this Agreement;

WHEREAS, the Parties intend this Agreement to supersede all prior agreements between them; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement

1.1 Mr. Thomet’s Resignation. Mr. Thomet hereby resigns as President of Company and shall no longer be employed by the Company, effective as of the date of this Agreement.

1.2 Noncompetition/Confidentiality, Separation Agreement and General Release Agreement. The Parties agree to execute, concurrently with executing this Agreement, the Noncompetition/Confidentiality, Separation Agreement and General Release Agreement (“Noncompetition and Confidentiality Agreement”) in exchange for consideration of $5,000, on the terms set forth in the Noncompetition and Confidentiality Agreement, attached as Exhibit A.

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1.3 Satisfaction of Promissory Notes. As of the date hereof, the outstanding balance of Promissory Note #1 and Promissory Note #2 (including principal and interest through the date hereof) is $4,848,304.72 and $4,785,470.68 respectively. Mr. Thomet agrees to accept as full satisfaction of the Promissory Notes the sum of $7,036,000.00 (the “Debt Settlement Amount”), allocated equally between the Promissory Notes and payable as follows: (a) the Company shall assign the Licenses, as defined below and which for purposes of this Agreement shall have a value of $1,150,000 and (b) cash payments totaling $5,886,000, $195,000 being payable upon execution of this Agreement and $5,691,000 payable upon ten (10) days of Company’s receipt of loan proceeds from FGI, which shall occur no later than September 30, 2015. For clarity, this Agreement is not intended to, and shall not serve to, affect or terminate the Promissory Notes, or either of them, unless or until the Debt Settlement Amount is timely paid in full, provided however that all payments actually received on the Promissory Notes by Mr. Thomet will serve to reduce the obligations owing under the Promissory Notes, including but not limited to the amounts payable as of the date hereof as set forth in (a) and (b) of this Section 1.3. Further, for clarity, Mr. Thomet’s obligation to accept the Debt Settlement Amount in full satisfaction of the Promissory Notes is conditioned upon payment in full by September 30, 2015, and effective as of 5 pm PDT on September 30, 2015, Mr. Thomet’s acceptance of the Debt Settlement Amount in full satisfaction of the Promissory Notes is automatically revoked, without notice or further action of any kind by him or any other person.

1.4 Termination of Stock Warrant Agreements and Consulting Agreement. Effective as of the date hereof, the Parties agree to terminate the Stock Warrant Agreements, Consulting Agreement, and all of Mr. Thomet’s right to the Warrant Shares and the Restricted Shares. Mr. Thomet agrees to execute and deliver the termination agreements, attached as Exhibit B and Exhibit C, and Exhibit D, respectively, and all rights in, or to purchase, shares of Company pursuant to the Stock Warrant Agreements and Consulting Agreements are void.

1.5 Assignment of Rampart Detection System License. Company shall assign all right, title, and interest in technology licenses and associated intellectual property acquired by Company from Rampart Systems, under the Technology License Agreement, dated July 2014 (“Licenses”), and the Distribution Agreement for the existing mining distribution rights dated August 18, 2104 (the “Distribution Rights”). The Parties agree that the total value of the Licenses and Distribution Rights are $1,150,000.00, which includes the obligation of the Company to pay $150,000 to Rampart Systems when due. The Parties agree to execute, concurrently with executing this Agreement, the Assignment Agreement, attached as Exhibit E. Mr. Thomet shall pay Company a royalty fee of 3.5% of revenue related to the “gun-barrel,” “rebar inspection,” and “air frame” licenses for a five (5) year period, beginning on the effective date of the Assignment Agreement. The Parties agree to exclude the Distribution Rights from the royalties to be paid to Company by Mr. Thomet. Notwithstanding the assignment hereunder, the Company retains the right to any revenue for orders made pursuant to the Distributor Agreement prior to the date hereof and shall remain responsible for the collection thereof.

1.6 Stock Redemption. Company agrees to redeem Mr. Thomet’s stock in the Company, totaling 900,000 shares under Stock Certificate #1828, no later than December 31, 2015 (the “Thomet Shares”). Company agrees to redeem the Thomet Shares for $342,000. The Parties agree to enter into a Stock Redemption Agreement in the form attached as Exhibit F, provided however that Mr. Thomet shall not be required to enter into the Stock Redemption Agreement or allow the Company to redeem the Thomet Shares unless and until the Debt Settlement Amount is paid in full.

1.7 For so long as Mr. Thomet holds the Thomet Shares, the Company will comply with all requests for information to which a shareholder of the Company is entitled under the General Corporation Law of the State of Delaware (the “Act”), without the requirement that Mr. Thomet make statutory demand under the Act; provided however that Mr. Thomet’s sole remedy for a breach of this Section 1.7 shall be specific performance or other equitable relief to compel the release of such information to him.

1.8 The Parties agree to execute all documents reasonably necessary to effectuate the transactions contemplated by this Section 1 and to carry out the intent of this Agreement.

1.9 The Parties will be responsible for their own attorneys’ fees and costs.

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2. Compromise

The Parties agree and acknowledge that this Agreement is the result of a compromise and shall never be construed as an admission by the other Party or any other entity described in this Agreement, of any liability, wrongdoing, or responsibility on its part or on the part of any other entity described in this Agreement, and expressly deny any such liability, wrongdoing or responsibility.

3. Releases

3.1 In addition to releases contained in any document executed by Mr. Thomet in connection with this Agreement, Mr. Thomet releases and forever discharges Company and their predecessors, successors, parents, subsidiaries, affiliates, assigns, employees, officers, directors and agents from any and all claims, demands, damages or fees, or liability of any nature whatsoever, known or unknown, which Mr. Thomet has or may have against Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date of his execution of this Agreement, including but not limited to which arise out of, concern or relate in any way to (a) any claims under the Sarbanes-Oxley Act of 2002, as amended, and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released, (b) any claims arising under tort, contract or quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with a contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, false imprisonment, and negligent or intentional infliction of emotional distress; (c) any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees and costs, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages and penalties; and (d) indemnification rights that Mr. Thomet has against the Company or may otherwise have against the Company.

3.2 Notwithstanding anything in this Agreement, or any other agreement or document attached to or executed in connection with this Agreement, the foregoing release is not intended to and shall not serve to release or discharge any claims, demands, damages or fees, or liability of any nature whatsoever arising out of or related to: (a) the Promissory Notes, unless and until the Debt Settlement Amount is timely paid in full; or (b) the Thomet Shares, unless and until the parties enter into the Stock Redemption Agreement and payment is made thereunder in full.

3.3 The Company releases and forever discharges Mr. Thomet and his successors, assigns, and agents from any and all claims, demands, damages or fees, or liability of any nature whatsoever, known or unknown, which the Company has or may have against Mr. Thomet by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date of his execution of this Agreement, including but not limited to which arise out of, concern or relate in any way to (a) any claims arising under tort, contract or quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with a contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, fraud, defamation, false imprisonment, and negligent or intentional infliction of emotional distress; (b) any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees and costs, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages and penalties; and (c) indemnification rights that the Company has against Mr. Thomet or may otherwise have against Mr. Thomet.

3.4 Neither party is releasing any claim that relates to: (a) its rights to enforce this Agreement, or any other agreement or document attached to or executed in connection with this Agreement; (b) any rights or claims that arise from acts or omissions after the execution of this Agreement; or (c) any other rights that such party cannot lawfully disclaim.

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4. Confidentiality and Nondisparagement

4.1 Mr. Thomet agrees and understand that the negotiations leading to this Agreement, and the terms of this Agreement, are confidential and further covenants and agrees that he has not nor shall he disclose to anyone (other than attorneys and accountants, and other professional advisors who have agreed not to disclose the same) the terms of this Agreement or any information concerning the dispute which resulted in the Agreement unless such disclosure is required by law (including federal and state securities laws) and/or court order, or unless in a deposition, testimony, or court-filed documents, or responses thereto, in connection with the enforcement, interpretation, rescission or other dispute arising out of or related to this Agreement. Mr. Thomet agrees to notify the Company in writing within five (5) business days of the receipt of any subpoena, court order, administrative order or other legal process requiring disclosure of information subject to this confidentiality provision unless precluded to do so by any governmental agency, court order, administrative order or other legal process. Mr. Thomet will not be liable for any claim that arises out of or results from a breach of covenant or agreement in this Section 4.1 if, as of the Effective Date, Company had knowledge of the breach, and Company represents and warrants that it has no knowledge of any breach of this Section 4.1 by Mr. Thomet.

Additionally, and notwithstanding anything in this Section 4.1 to the contrary, Mr. Thomet will not be in breach of this Section 4.1 with respect to information disclosed by him to prior to the Effective Date to any third-party where such third-party entered into a nondisclosure agreement (or other agreement with language of similar import) with the Company with respect to such disclosed information.

4.2 Mr. Thomet shall refrain from making any defamatory, derogatory, or disparaging statement, assertion or comment to any third-person(s) regarding his business or personal relationship with Company, including but not limited to any and all financial transactions involving Mr. Thomet and the Company. Mr. Thomet will not in any way make any statements, written or verbal, that are defamatory, derogatory, or disparaging about the Company, its affiliates, or any of its shareholders, officers, directors, members, owners, employees, personnel, agents or representatives (collectively, the “Company Entities”). These prohibitions include but are not limited to, making such statements on any internet site or social media page, including Facebook, Google Plus, Twitter, LinkedIn, or any other internet site, electronic medium, or any other forum or medium. This prohibition applies to statements made under other names, anonymously, or through third parties or other business entities. The terms “derogatory” or “disparaging” statements as used in this Agreement are intended by the parties to be limited to utterances or writings which could be reasonably regarded as tending to deprecate, discredit, demean, lower or diminish the regard or reputation of the Company as a result. Notwithstanding the foregoing, this Section 4.2, shall not prohibit Mr. Thomet from making any statement, assertion, or comment whatsoever in a deposition, testimony, or court-filed documents, or responses thereto, in connection with the enforcement, interpretation, rescission or other dispute arising out of or related to this Agreement.

Mr. Thomet understands and acknowledges that compliance with these provisions is necessary to protect the business, goodwill, and proprietary interests of the Company and recognizes that irreparable injury may result to the Company, its business and property, in the event of a breach or threatened breach of this Agreement. Accordingly, Mr. Thomet agrees that the Company shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation of the terms of this Agreement.

4.3 Any notices required under this Agreement shall be served upon the Parties via e-mail and Federal Express as follows:

Notice to Company:

Quest Solution, Inc.

870 Conger Street

Eugene, OR 97402

Attention: Chief Executive Officer

Notice to Mr. Thomet:

Mr. Kurt Thomet

2775 Suncrest Avenue

Eugene, OR 97405

With a copy to:

Slinde Nelson Stanford

111 SW Fifth Ave., Suite 1940

Portland, OR 97204

Attn: Benjamin C. Stoller

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5. Miscellaneous

5.1 This Agreement is binding on the Parties thereto, and their current or former heirs, representatives, transferees, principals, executors, administrators, predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, and their current or former officers or directors.

5.2 This Agreement constitutes the complete agreement between, and contains all of the promises and undertakings of, the Parties. Any and all prior agreements, representations, negotiations, and understandings between the Parties, oral or written, express or implied, including, but not limited to the Original Settlement Agreement, with respect to the subject matter hereof are hereby superseded and merged herein. This Agreement may not be revised or modified without the mutual written consent of the Parties.

5.3 The Parties acknowledge and agree that they have had sufficient time to consider this Agreement and consult with legal counsel of their choosing concerning its meaning prior to entering into this Agreement. In entering into this Agreement, no Party has relied on any representations or warranties of any other Party, other than the representations or warranties expressly set forth in this Agreement.

5.4 If any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

5.5 This Agreement is governed by the laws of the State of Oregon, without giving effect to principles of conflicts of laws. For any litigation arising out of or relating to this Agreement, each of the Parties hereto expressly consents to the personal and exclusive jurisdiction of the state and federal courts located in the State of Oregon and agrees not to commence any litigation relating thereto except in such courts, waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

5.6 In the event any Party breaches this Agreement, the non-breaching Party shall recover his or its attorneys’ fees and costs incurred in enforcing the terms of this Agreement.

5.7 This agreement may be signed in duplicate, which will have the same force and effect as the original.

WHEREFORE, having fully read and understood the terms of this Agreement, the Parties sign their names below with the intention that they shall be bound by it.

QUEST SOLUTION, INC.

Printed Name:	Thomas Miller

Signature:	/s/ Thomas Miller

Date:	08/27/2015

KURT THOMET, AN INDIVIDUAL

Printed Name:	Kurt Thomet

Signature:	/s/ Kurt Thomet

Date:	08/26/2015

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EXHIBIT A

NONCOMPETITION/CONFIDENTIALITY, SEPARATION AGREEMENT AND GENERAL RELEASE

THIS NONCOMPETITION/CONFIDENTIALITY, SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), is entered into by and between QUEST SOLUTION, INC., a Delaware corporation (the “Corporation”), and KURT THOMET, an individual (“Employee”) (collectively the “Parties”).

WHEREAS, the Corporation operates a transaction processing automation Corporation that focuses on enterprise mobility for the supply chain companies in the retail, distribution, logistics, healthcare and manufacturing industries (the “Business”);

WHEREAS, Employee is a shareholder and employee of the Corporation and has acquired certain confidential information with respect to the Business;

WHEREAS, the Corporation and Employee desire to set forth their mutual agreement with respect to all matters relating to the resignation of Employee’s employment with Corporation and the parties’ mutual release of claims; and

WHEREAS, in order to protect the Business and the goodwill associated with the Business, the Parties agree that Employee should refrain from engaging in certain businesses that compete or may compete with the Business and from certain other conduct, all on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the covenants, warranties and mutual agreements herein set forth, the payments set forth in Section 2 hereof, one dollar cash in hand paid, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

Section 1. Resignation of Employment

Employee hereby resigns his employment with Corporation, effective as of the date of his execution of this Agreement (“Resignation Date”). Employee acknowledges that his employment separation is properly categorized as a voluntary resignation. Employee represents and warrants that he will never seek re-employment or any contractual service relationship with the Corporation or any of its divisions or affiliates in the future. Employee agrees that this provision is fair, just, and appropriate under all the relevant facts and circumstances.

Section 2. Consideration

In consideration for Employee’s obligations under this Agreement, Employee will be entitled to receive payment in the gross amount of Five Thousand Dollars ($5,000), less required withholdings and deductions, from the Corporation. Employee has been offered twenty-one (21) days to consider the Agreement. If Employee accepts the Agreement, payment will be made on the Effective Date (as defined in Section 7). The Corporation will issue Employee a Form W-2 for the payment made under this Section 2.

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In the event Employee breaches this Agreement, the Corporation shall be entitled to recover any and all amounts previously paid to the Employee under Section 2 of this Agreement, in addition to any other remedies to which the Corporation may be entitled at law or in equity.

Section 3. Release of Claims by Employee

Employee hereby waives, releases, and discharges the Corporation, its past and present parents, subsidiaries, divisions, and affiliated companies, their respective past and present stockholders, directors, officers, agents, and insurers (collectively the “Released Parties”), from any and all claims, demands, damages, and causes of action from any and all claims, causes of action, liabilities, costs (including attorney’s fees), obligations, and judgments of any kind, whether direct or contingent in Employee’s favor, whether known or unknown, past, present, or future, whether in law or in equity, or otherwise and whether in contract, warranty, tort, strict liability, or otherwise, which he now has, may have had at any time in the past, or may have at any time in the future arising or resulting from his employment with Corporation or the separation therefrom, except as set forth herein (collectively the “Released Claims”). Employee also represents and warrants that he has not sold, assigned, or transferred any Released Claim. Employee expressly represents that he has full legal authority to enter into this Agreement for himself and his heirs.

The Released Claims include, but are not limited to, any rights or claims in law or equity, federal, state or local, statutory or common law, for breach of employment contract, wrongful termination, or past wages under applicable state law; claims relating to discrimination, harassment, retaliation, accommodation, or whistleblowing (for example, claims under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. § 1981), the Americans with Disabilities Act Amendments Act of 2008 (“ADAAA”) and the Americans with Disabilities Act of 1990 (“ADA”), the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”); the Family and Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, the National Labor Relations Act, the Worker Adjustment Retraining Notification Act of 1988, the Employee Retirement Income Security Act of 1974 (excepting claims for vested benefits, if any, to which Employee is legally entitled thereunder), or any other federal, state, county or local law, statute, ordinance, decision, order, policy or regulation prohibiting employment discrimination, harassment or retaliation, or otherwise creating rights or claims for employees, including, but not limited to, any and all claims alleging breach of public policy, the implied obligation of good faith and fair dealing, or any implied, oral or written contract, handbook, manual, policy statement or employment practice, or alleging misrepresentation, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, false imprisonment, negligence or wrongful discharge. Provided, however, that this release does not extend to: (1) rights or claims the release of which is expressly prohibited by law; (2) rights that may arise after the effective date of this Agreement; and (3) Employee’s right to enforce or rescind this Agreement.

Employee agrees that Employee will not seek and waives any right to accept any benefit or consideration from any source whatsoever with respect to any claims that Employee has asserted or could have asserted against the Released Parties, whether filed by Employee or on Employee’s behalf. Employee further agrees that if Employee, or any person or entity representing Employee, or any federal, state or local agency, files or asserts such claims, this Agreement will act as a total and complete bar to recovery of any judgment, award, damages or remedy of any kind, except where expressly prohibited by law.

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Employee understands that he is releasing the Released Parties from claims that he may not know about as of the date of the execution of this Agreement, and that it is his knowing and voluntary intent even though Employee recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, Employee understands that he is expressly assuming that risk and agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly and completely waives all rights he might have under any law that is intended to protect him from waiving unknown claims, and Employee understands the significance of doing so.

Employee represents that neither Employee nor, to his knowledge, any person or entity acting on Employee’s behalf or with Employee’s authority has asserted with any federal, state or local judicial or administrative body any claim of any kind based on or arising out of any aspect of Employee’s employment with the Corporation or the ending of that employment. Employee further represents that he is not participating, either directly or indirectly, in any investigations, proceedings, actions, or claims against the Corporation.

Employee hereby specifically covenants and agrees that he shall not initiate, or cause to be initiated, any action or cause of action against the Released Parties in the future asserting any claims released in this Agreement, except that the foregoing shall not preclude Employee from filing a charge of discrimination as allowed by law.

To his actual knowledge, as of the Effective Date without any additional investigation, Employee has disclosed to the Corporation any matters for which he was responsible as an employee of the Corporation that are reasonably likely to give rise to, evidence, or support any claim of unlawful, unethical, or improper conduct, regulatory violation, unlawful discrimination, retaliation, or other cause of action against the Corporation. Employee will not be considered in breach of the foregoing with respect to any matter within the actual knowledge without any additional investigation of Jason F. Griffith, Scot Ross, and Thomas Miller, or any of them, on or before the Effective Date.

Employee acknowledges and agrees that with the exception of his final wages, which will be paid in accordance with the Corporation’s usual payroll practices and in accordance with state law, no other payments, commissions, bonuses, or benefits will be made by Corporation to Employee based on Employee’s employment by Corporation; and Employee acknowledges that he has no entitlement to, or any right to make any claim for, any additional payments, commissions, bonuses, or benefits by Corporation of any kind whatsoever, that are due based on Employee’s employment by Corporation. Employee’s eligibility for coverage as an active employee under all employee benefit plans maintained by Corporation terminate on the Resignation Date. Employee may purchase, if eligible, continuation of health benefits coverage to the extent and for the period provided by law.

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Section 4. Release of Claims by Corporation

For, and in consideration of the promises contained herein, the sufficiency, adequacy, and receipt of all of which consideration is hereby expressly acknowledged, Corporation releases and discharges Employee from any and all obligations, claims, damages, demands, liabilities, equities, actions, causes of actions and legal theories of whatever kind, in law or in equity, in contract or tort or public policy, both known and unknown, suspected and unsuspected, disclosed and undisclosed, actual and consequential, specific and general, however denominated, from the beginning of time up to and including the time of the signing of this Agreement; whether for income from any source, declaratory or injunctive relief, compensatory or punitive damages, wages, severance benefits, money, remuneration, emotional distress, injunctive relief, costs, expenses, attorneys’ fees, or thing of any value whatsoever, by Corporation against Employee, including but not limited to any claims arising out of or resulting from Employee’s employment with Corporation, and any other matter between Employee and Corporation. Provided, however, that Corporation is not releasing any claim that relates to (1) its right to enforce this Agreement; (2) any rights or claims that arise after the execution of this Agreement; or (3) any rights that it cannot lawfully release.

Section 5. Noncompetition; Confidentiality; Non-Disparagement

Employee agrees that for a period of six (6) months, beginning with the execution of this Agreement (the “Covenant Period”), Employee will not, without the prior written consent of the Corporation in each instance: (1) participate or engage, directly or indirectly, in the ownership, management, operation, or control of, or work for as an employee, independent contractor or consultant, or be connected as a partner, member, owner, investor, lender or otherwise, with, or have any financial interest in, or aid or assist anyone else in the conduct of any of the businesses or customers described on Schedule I, attached hereto; or (2) directly or indirectly, employ, offer to employ, recruit, solicit, entice away, or in any other manner persuade or attempt to persuade any employee or independent contractor of the Corporation or any person who, at any time during the twelve (12) months preceding the date in question, was an employee, independent contractor, patient or customer of the Corporation or the Business, to discontinue the relationship with the Corporation.

Employee agrees that, for a period of two (2) years after execution of this Agreement, he will hold and keep confidential all Confidential Information (as defined below) to which Employee, at any time shall have become informed, and that he will not, directly or indirectly, disclose any Confidential Information to any person, firm, corporation or entity, or use the same, or permit the same to be disclosed or used. “Confidential Information” as used herein means proprietary information directly relating to the Corporation or developed exclusively by the Corporation or developed for the use of the Corporation or the Business and shall include, without limitation, the following types of information regarding the Corporation or the Business: corporate information, including business information, plans, strategies, tactics, or policies; marketing information, including strategies, tactics, methods, customer and patient lists, prospects, and market research data; financial data or forecasts; policies or procedures; know-how and ideas; operational information, including trade secrets; technical information, including designs, drawings and specifications; and any proprietary compounding information. Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Employee) or within the industry of which the businesses described in Schedule I are a part.

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Employee expressly represents and warrants that he shall not disclose the existence or terms of this Agreement to any third person without the prior express written consent of the Corporation. Notwithstanding the foregoing, Employee may disclose the existence and/or terms of this Agreement: (1) to his attorneys or accountants, to the extent that such disclosure is necessary in the preparation of his tax returns; (2) pursuant to a securities regulatory request or to comply with a securities regulatory requirement or other legal obligation; (3) pursuant to a duly-issued court or arbitration order; and (4) if the existence and/or terms of this Agreement have previously become disclosed by Corporation in a public filing. In the case of a disclosure required pursuant to a duly-issued court or arbitration order, Employee or his attorneys shall at the earliest opportunity notify Corporation of any request or order compelling disclosure of any of the terms of this Agreement so as to allow Corporation an opportunity to take appropriate action to protect their interests. In the case of a disclosure required pursuant to a securities regulatory request, Employee or his attorneys shall at the earliest opportunity notify Corporation of any request.

Section 6. Reasonableness; Severability

Employee acknowledges and agrees that the restrictions placed on Employee and the rights and remedies conferred on the Corporation are reasonable in time, scope, and territory and are fully required to protect the legitimate business interests of the Corporation without a disproportionate detriment to Employee. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable (i) such provision shall remain in force and effect to the maximum extent allowable, if any, (ii) such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered, and (iii) the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby. If a court finds that any provision of this Agreement is invalid or unenforceable, but that modification of such provision will make it valid or enforceable, then such provision shall be deemed to be so modified.

Section 7. Waiver of Age Discrimination Claims/Revocation Period/Effective Date

Employee specifically represents that he has read and understands this Agreement and Release, and has been offered a minimum of twenty-one (21) days to consider the Agreement before he has to execute it and understands fully the final and binding effect of this Agreement. Employee further agrees that the only promises made to him to sign this Agreement are those stated in the Agreement and that he has signed this Agreement voluntarily with the full intent of releasing the Corporation and Released Parties from any and all claims relating to or arising out of his employment with the Corporation. Employee acknowledges that he was advised to consult an attorney, hired by him, to review the Agreement and provide advice about it, and he has done so to the extent he desires. In accordance with federal law, this Agreement may be revoked by Employee at any time within seven (7) days after the date the Agreement is signed by Employee (the “Revocation Period”). If Employee wishes to revoke this Release, he must revoke it in writing delivered by hand delivery or by electronic mail prior to the end of the Revocation Period to Tom Miller, CEO, tmiller@questsolution.com; 870 Conger Street, Eugene, OR 97402, or the revocation will not be effective. If Employee revokes his acceptance, none of the rights or obligations set forth in this Agreement will take effect. If Employee does not revoke his acceptance, the Agreement shall become fully effective and enforceable immediately upon expiration of the Revocation Period (the “Effective Date”). Employee expressly understands that he is knowingly and voluntarily waiving any claim for age discrimination that he may have under the Age Discrimination in Employment Act; Finally, Employee agrees and acknowledges that if he signs this Agreement before the expiration of said twenty-one (21) day period referred to hereinabove, that he has affirmatively waived such twenty-one (21) day minimum period, but will still have the seven (7) calendar days within which to revoke this Agreement.

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Section 8. Waiver

No consent or waiver, express or implied, by either party with respect to any breach or default by any other party in the performance of any other party’s obligations hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default in the performance of the same or any other obligation of such other party hereunder. A party’s failure to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of any rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity of obtaining such party’s consent in any future instance. Any consent required to be given hereunder shall be in writing unless otherwise provided herein.

Section 9. Taxes

The Corporation will be responsible for payroll deductions that it would normally be responsible for in connection with a severance agreement to an employee. Employee agrees that he is ultimately and solely responsible for paying the correct amount of taxes he may owe on any amounts he receives in connection with this Agreement.

Section 10. Miscellaneous

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Oregon (without regard to the conflicts of laws principles thereof). All sections and descriptive headings of sections and subsections in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. Each party shall bear its own attorney’s fees in connection with the preparation and review of this Agreement. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement and the payments required under Section 2 shall automatically cease upon the death of Employee. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year executed by Employee, below.

QUEST SOLUTION, INC.

Printed Name:	Thomas Miller

Signature:	/s/ Thomas Miller

Date:	08/27/2015

KURT THOMET, AN INDIVIDUAL

Printed Name:	Kurt Thomet

Signature:	/s/ Kurt Thomet

Date:	08/26/2015

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SCHEDULE I

Any business that provides: (1) services or hardware/or software products in the Automatic Identification and Data Capture and Mobility industry related to the integration of mobile and data collection systems with hardware and software, (2) services or products similar to the services provided by Quest Solution, Inc., its affiliates and subsidiaries, including but not limited to Quest Marketing, Inc. and Bar Code Specialties, Inc., and (3) any licenses specifically obtained by the Corporation for use of technology developed by third parties; the foregoing expressly excludes the Licenses and Distribution Rights assigned to Employee under (and as such terms are defined in) the Omnibus Settlement Agreement dated contemporaneously herewith.

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EXHIBIT B

TERMINATION OF WARRANT TO PURCHASE

1,600,000 SHARES OF COMMON STOCK OF QUEST SOLUTION, INC.

This Termination of Warrant to Purchase 1,600,000 Shares of Common Stock of Quest Solution, Inc. (“Agreement”) is entered into as August 26, 2015 (“Effective Date”) by and between Quest Solution, Inc. f/k/a Amerigo Engery, Inc., a Delaware corporation (“Corporation”) and Kurt Thomet, an individual (“Thomet”).

WHEREAS, on January 9, 2014, Corporation issued Thomet the right to purchase 1,600,000 shares of Corporation’s common stock at an exercise price of $3.00 per share in accordance with that certain “Warrant to Purchase Shares of Common Stock of Amerigo Energy, Inc.,” attached as Exhibit A (the “Stock Warrant”);

WHEREAS, pursuant to an Omnibus Settlement Agreement, dated as of the Effective Date (“Settlement Agreement”), and in connection with Mr. Thomet’s resignation from the Corporation, the Corporation and Thomet have agreed to terminate the Stock Warrant and cancel Thomet’s unexercised rights to purchase 1,600,000 shares of Corporation’s common stock pursuant to the Stock Warrant; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination. As of the Effective Date, Thomet’s Stock Warrant to purchase 1,600,000 shares of Corporation’s common stock is cancelled, terminated and is of no further force and effect.

2. Effect of Termination. The parties agree that Corporation shall be authorized to mark Thomet’s Stock Warrant as “CANCELLED,” or take any other action that is required to ratify or confirm the full and complete termination of Thomet’s Stock Warrant.

3. Entire Agreement. This Agreement and the Settlement Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date written above.

QUEST SOLUTION, INC., a Delaware corporation

By:	/s/ Tom Miller
Tom Miller
Chief Executive Officer

KURT THOMET, an Individual

By:	/s/ Kurt Thomet

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EXHIBIT A

COPY OF STOCK WARRANT FOR 1,600,000 SHARES

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EXHIBIT C

TERMINATION OF WARRANT TO PURCHASE

4,000,000 SHARES OF COMMON STOCK OF QUEST SOLUTION, INC.

This Termination of Warrant to Purchase 4,000,000 Shares of Common Stock of Quest Solution, Inc. (“Agreement”) is entered into as August 26, 2015 (“Effective Date”) by and between Quest Solution, Inc. f/k/a Amerigo Energy, Inc., a Delaware corporation (“Corporation”) and Kurt Thomet, an individual (“Thomet”).

WHEREAS, on January 9, 2014, Corporation issued Thomet the right to purchase 4,000,000 shares of Corporation’s common stock at an exercise price of $1.00 per share in accordance with that certain “Warrant to Purchase Shares of Common Stock of Amerigo Energy, Inc.,” attached as Exhibit A (the “Stock Warrant”);

WHEREAS, pursuant to an Omnibus Settlement Agreement, dated as of the Effective Date (“Settlement Agreement”), and in connection with Mr. Thomet’s resignation from the Corporation, the Corporation and Thomet have agreed to terminate the Stock Warrant and cancel Thomet’s unexercised rights to purchase 4,000,000 shares of Corporation’s common stock pursuant to the Stock Warrant; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination. As of the Effective Date, Thomet’s Stock Warrant to purchase 4,000,000 shares of Corporation’s common stock is cancelled, terminated and is of no further force and effect.

2. Effect of Termination. The parties agree that Corporation shall be authorized to mark Thomet’s Stock Warrant as “CANCELLED,” or take any other action that is required to ratify or confirm the full and complete termination of Thomet’s Stock Warrant.

3. Entire Agreement. This Agreement and the Settlement Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date written above.

QUEST SOLUTION, INC., a Delaware corporation

By:	/s/ Tom Miller
Tom Miller
Chief Executive Officer

KURT THOMET, an Individual

By:	/s/ Kurt Thomet

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EXHIBIT A

COPY OF STOCK WARRANT FOR 4,000,000 SHARES

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EXHIBIT D

TERMINATION OF CONSULTING AGREEMENT AND PAYMENT TO THOMET OF

1,500,000 OF RESTRICTED COMMON STOCK OF QUEST SOLUTION, INC.

This Termination of Consulting Agreement and Payment to Thomet of 1,500,000 of Restricted Common Stock of Quest Solution, Inc. (this “Termination Agreement”) is entered into as of August 26, 2015, by and between Quest Solution, Inc. f/k/a Amerigo Energy, Inc., a Delaware corporation (“Corporation”) and Kurt Thomet, an individual (“Thomet”).

WHEREAS, the parties entered into that certain “Consulting Agreement” dated January 9, 2014, whereby Thomet is entitled to receive 1,500,000 shares of Corporation’s restricted common stock upon the attainment of certain financial benchmarks, attached as Exhibit A (the “Agreement”);

WHEREAS, pursuant to an Omnibus Settlement Agreement, dated as of the Effective Date (“Settlement Agreement”), and in connection with Mr. Thomet’s resignation from the Corporation, the parties desire to terminate the Agreement and cancel Thomet’s right to receive payment of 1,500,000 shares of Corporation’s restricted common stock as set forth herein; and

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Termination. As of the Effective Date, the Termination Agreement and the parties obligations thereunder, including Thomet’s right to receive payment of 1,500,000 shares of Corporation’s restricted common stock, is hereby cancelled, terminated and is of no further force or effect, and neither party shall have any further rights, obligations or liabilities thereunder.

2. Entire Agreement. This Termination Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangement or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Termination Agreement.

IN WITNESS WHEREOF, the parties have entered into this Termination Agreement as of the Effective Date written above.

QUEST SOLUTION, INC., a Delaware corporation

By:	/s/ Tom Miller
Tom Miller
Chief Executive Officer

KURT THOMET, an Individual

By:	/s/ Kurt Thomet

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EXHIBIT A

COPY OF CONSULTING AGREEMENT

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EXHIBIT E

ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”) is entered into as of August 26, 2015 (“Effective Date”), by and between, Quest Solution, Inc., a Delaware corporation (“Assignor”) and Mr. Kurt Thomet, an individual (“Mr. Thomet” or “Assignee”) (collectively, the “Parties”).

WHEREAS, Assignor entered into a Technology License Agreement, dated July 2014 (“License Agreement”), with Rampart Detection Systems, Ltd. (“Rampart”), in order to acquire the right to manufacture, use, sell, and distribute products based on Rampart’s intellectual property (“Licensed Subject Matter”); and

WHEREAS, Assignor entered into a Distribution Agreement, dated August 18, 2014 (“Distribution Agreement,” and together with the License Agreement, the “Contracts”)), with Rampart, in order to acquire distribution rights to certain products of Rampart as more particularly set forth in the Distribution Agreement;

WHEREAS, Mr. Thomet desires to acquire Assignor’s rights in and to the Contracts and the Licensed Subject Matter and to assume all rights, duties, and obligations of Assignor under the Contracts; and

WHEREAS, the Parties entered into an Omnibus Settlement Agreement, dated August 26, 2015, whereby Assignor agreed to assign its rights and obligations to the Licensed Subject Matter to Mr. Thomet and Mr. Thomet agreed to assume such rights and obligations in the Licensed Subject Matter and to pay Assignor a royalty fee for certain products that result from the Licensed Subject Matter pursuant to the terms herein. The Parties agree that the value of this assignment for purposes of the Omnibus Settlement Agreement is $1,150,000, which will be allocated to the Promissory Notes (as defined in the Omnibus Settlement Agreement), equally, as partial payment.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment and Assumption. Assignor hereby irrevocably and unconditionally assigns and transfers to Assignee, and Assignee receives, accepts, and assumes, the entire right, title, and interest in and to the Contracts and the Licensed Subject Matter as set forth in the License Agreement, whereby Assignee assumes the Contracts including all of Assignor’s rights, duties, and obligations thereof (except as expressly provided in Section 3), whereby Assignee stands in the place of Assignor relative to the Licensed Subject Matter, and under the Contracts, with the same to be held and enjoyed and performed by the Assignee as assumer thereof, for his interest, for his own use and benefit and for his assigns and legal representatives, as fully and entirely as the same would have been for Assignor had this assignment and assumption not been made. Assignee is the successor in interest to all of the business under the Contracts by assignment.

2. Royalty Payment. For a period of five years beginning on the Effective Date, Assignee agrees to make royalty payments to Assignor in the amount of 3.5% of the revenue received by Assignee related to products that result from manufacture, use, sale and distribution of the Licensed Subject Matter, which products relate to “gun-barrel detection,” “rebar inspection,” and “air frame inspection” (“Products”) (collectively, the “Royalty Payment”). Royalty Payments are due and payable within 60 days after the end of each calendar quarter for revenues received by Assignee (net of any credits, refunds, allowances, or the like upon which a Royalty Payment has already been made) during such just-ended calendar quarter and accompanied with a report stating the product and its revenue on which royalty payment is made. The parties further agree that any revenue from orders placed under the Distribution Agreement prior to the date hereof shall be retained by Assignor who shall retain all rights to collect the same.

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3. License Fees. Assignor agrees to make – and shall indemnify, defend, and hold harmless Assignee for, from, and against any and all liability, claim, loss, obligation, assessment, damage, judgment, cost or expense (including reasonable attorney’s fees and expenses reasonably incurred), arising from any incident or occurrence, attributable or related to Assignor’s failure to make – license payments up to $150,000, on behalf of Assignee, when such fee is due and payable according to the terms of the Contracts (“License Fee”). In the event such License Fee is not due, Assignor will have no obligation to make any additional payments on behalf of Assignee.

4. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that: (a) Assignor has complied with, and is not in breach of, the terms of each of the Contracts; (b) each of the Contracts are valid and enforceable, and each remains in full force and effect; (c) Assignor has not received any written notice or communication from any person regarding any actual, alleged, or potential failure by Assignor to comply with the terms and conditions of either of the Contracts.

5. Reports and Audit Rights.

5.1. Reports. During the period Royalty Payments are due and payable to Assignor, Assignee shall keep complete and accurate records of the sale of the Products in sufficient detail to enable the royalties payable to Assignor under Section 2 to be determined.

5.2. Audit Rights. Assignee shall permit Assignor and its affiliates to periodically examine Assignee’s books, ledgers, and records during regular business hours for the sole purpose of, and only to the extent necessary, to verify reports furnished to Assignor pursuant to Section 2.; provided that Assignor provide notice to Assignee of Assignor’s intention to conduct an inspection not less than 10 days before the intended date of such inspection; and, further provided, that only 1 inspection may be conducted during any 12 month period. In the event that amounts due to Assignor are determined to have been underpaid by an amount greater than 10% of the actual amount due, Assignee shall pay the cost of such examination. Any royalty payment not paid on or before the date corresponding to 60 days after the end of the calendar quarter for which such royalties are due and payable hereunder shall accrue interest at a rate to 1% per calendar month or, if less, the maximum rate permitted under applicable law.

6. Indemnification. Assignee shall indemnify, defend, and hold Assignor harmless against and from any and all liability, claim, loss, obligation, assessment, damage, judgment, cost or expense (including reasonable attorney’s fees and expenses reasonably incurred), arising from any incident or occurrence, attributable or related to any failure of Assignee in fulfilling, performing or discharging any of the obligations of the License Agreement assumed by Assignee herein. In addition to the obligations of Assignor in Section 3, Assignor shall indemnify, defend, and hold Assignee harmless against and from any and all liability, claim, loss, obligation, assessment, damage, judgment, cost or expense (including reasonable attorney’s fees and expenses reasonably incurred), arising from any incident or occurrence, attributable or related to any failure of Assignor in fulfilling, performing or discharging any of the obligations of the Contracts, or otherwise in exercise of Assignor’s rights under the Contracts, prior to the effective date of this Agreement.

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7. Notice. Any notice required to be given in writing shall be given by certified mail or overnight express delivery service and royalty payments shall to be sent to the address below, or at such other address either party may substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

If to Assignor:

Quest Solution, Inc.

870 Conger Street

Eugene, OR 97402

Attention: Chief Executive Officer

Notice to Assignee:

Mr. Kurt Thomet

2775 Suncrest Avenue

Eugene, OR 97405

With a copy to:

Slinde Nelson Stanford

111 SW Fifth Ave.

Suite 1940

Portland, OR 97204

Attn:  Benjamin C. Stoller

8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deems an original and which together shall constitute one instrument.

10. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Oregon, without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction), and each party submits to the personal jurisdiction of such courts.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

ASSIGNOR:
QUEST SOLUTION, INC.

Printed Name	Thomas Miller

Signature:	/s/ Thomas Miller

Date:	08/27/2015

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AGREED TO AND ACCEPTED:

ASSIGNEE:
KURT THOMET, AN INDIVIDUAL

	Printed Name	Kurt Thomet

	Signature:	/s/ Kurt Thomet

	Date:	08/26/2015

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EXHIBIT A

Written Consent of Rampart Detection Systems, Ltd. to Assign

Technology License Agreement, Dated July 2014

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EXHIBIT F

FORM OF STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (“Agreement”) is effective as of August 26, 2015 (the “Effective Date”) between Quest Solution, Inc., a Delaware corporation (the “Company”), and Kurt Thomet, an individual (“Stockholder”).

Background

Stockholder is the record holder of 900,000 shares of the Company’s restricted common stock, $0.001 par value per share, under Stock Certificate #1828 (the “Shares”).

The Company now desires to redeem from Stockholder and Stockholder desires to sell to the Company 100% of the Shares (the “Redeemed Shares”).

Therefore, the parties hereby agree as follows:

1. Redemption. For an aggregate amount equal to $342,000.00 (the “Redemption Price”), the Stockholder hereby assigns to the Company the Redeemed Shares and all of the Stockholder’s right, title and interest in the Redeemed Shares. The Company shall pay the Redemption Price by wire transfer of immediately available funds an account designated by Stockholder.

2. Delivery of Certificates. Stockholder shall surrender to the Company the certificates representing the Redeemed Shares that are held by Stockholder or are in the custody of the Company on Stockholder’s behalf, if any, and any other evidence of ownership. Stockholder shall deliver such certificates properly endorsed for transfer or accompanied by a stock power duly executed by Stockholder for transfer to the Company.

3. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants that as of the Effective Date: (i) Stockholder is the sole owner of the Redeemed Shares; (ii) all of the Redeemed Shares are free and clear of liens, claims, restrictions, adverse rights or encumbrances of any kind; (iii) Stockholder has the right and authority to transfer the Redeemed Shares to the Company; (iv) Stockholder has full power and authority to execute, deliver and perform the obligations under this agreement and, when executed and delivered, this agreement shall constitute the valid and binding legal obligation of Stockholder enforceable in accordance with the terms hereof; and (v) the execution and delivery of this agreement, and the performance of Stockholder’s obligations hereunder, will not constitute a breach, violation of, default or cause acceleration of performance under any contract, lease, bond, mortgage, indenture or other agreement to which he is a party or by which Stockholder or Stockholder’s assets are bound.

4. Acknowledgement. Stockholder and the Company each acknowledge that they have had the opportunity to obtain independent legal advice regarding the terms and conditions of this agreement. Stockholder and the Company each acknowledge that they believe that the Redemption Price is fair and reasonable taking into account the percentage of ownership represented by the Redeemed Shares, the current financial condition of the Company, the current prospects for the Company and its business operations, and the absence of any known or anticipated material events that might affect the valuation of the Redeemed Shares. The parties expressly agree that there shall be no presumption created as a result of any party having prepared in whole or in part any provision of this agreement.

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5. Release. Stockholder hereby releases and forever discharge the Company, the shareholders of the Company and their respective affiliates, officers, directors, managers, agents, shareholders and partners (collectively, the “Released Parties”) from any and all actions and causes of action (whether at law or in equity), losses, damages, costs, expenses, liabilities, obligations and claims or demands of any kind, that Stockholder may have by virtue of owning the Redeemed Shares, whether known or unknown, foreseen or unforeseen (collectively, the “Stockholder Claims”). Stockholder understands that by executing this agreement, Stockholder is forever giving up all of his rights and is granting a final and complete release with respect to the Stockholder Claims as of the date hereof.

6. Cooperation; Deliveries. The parties shall fully cooperate with each other in connection with any steps required to be taken as part of their obligations under this agreement, and to effect the redemption by the Company of the Redeemed Shares, including the execution and delivery of such documents and the taking of such action as is reasonably requested by one party or the other.

7. Governing Law. The laws of the State of Delaware (without giving effect to its conflict of laws principles) govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance, and enforcement.

8. Assignment. The rights of Stockholder under this agreement are personal to Stockholder and are not assignable without the written consent of the Company. Any purported assignment of rights in violation of this paragraph is void.

9. Counterparts. The parties may execute this agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this agreement in the presence of the other parties to this agreement. This agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this agreement, a party must produce or account only for the executed counterpart of the party to be charged.

10. Severability. If any provision of this agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this agreement will remain in full force, if the essential terms and conditions of this agreement for each party remain valid, binding, and enforceable.

[Signature Page Follows]

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The parties hereto have caused this stock redemption agreement to be executed as of the date stated above.

QUEST SOLUTION, INC.

By:	/s/ Tom Miller

Name:	Tom Miller

Title:	CEO

STOCKHOLDER

Kurt Thomet

By:	/s/ Kurt Thomet

Name:	Kurt Thomet

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